Exhibit 99.1

Janux Therapeutics Reports Business Highlights and Third Quarter 2021 Financial Results

-Company remains on-track to submit IND filings for two programs in 2022-

-Board of Directors strengthened with key appointments-

-$387.5 million in cash and cash equivalents and short-term investments at end of third quarter 2021-

SAN DIEGO, November 9, 2021 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the quarter ended September 30, 2021.

“In the third quarter, we continued to utilize our novel TRACTr and TRACIr platforms to advance our pipeline of next generation immunotherapies. We remain on-track to execute key milestones, including two IND submissions next year for our PSMA-TRACTr and EGFR-TRACTr candidates,” said David Campbell, Ph.D., President and CEO of Janux. “Further, we welcomed Dr. Ron Barrett and Alana McNulty to Janux’s Board of Directors. These two key leadership additions bring important expertise to the company as we work to advance our programs towards the clinic.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

•
TRACTr product candidates advancing as planned. Janux’s lead TRACTr programs of next-generation T cell engagers remain on-track.

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In the first half of 2022, Janux expects to submit an Investigational New Drug (IND) application for its PSMA-TRACTr candidate, targeting prostate-specific membrane antigen (PSMA).

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In the second half of 2022, Janux expects to submit an IND application for its EGFR-TRACTr candidate, targeting epidermal growth factor receptor (EGFR).

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In 2023, Janux expects to submit an IND application for its TROP2-TRACTr, targeting trophoblast cell surface antigen 2 (TROP2).

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On track for selection of TRACIr development candidate in 2022 as planned. Janux is applying its TRACIr technology to develop a costimulatory bispecific product candidate against programmed death-ligand 1 (PD-L1) and Cluster of Differentiation 28 (CD28) to further enhance the anti-tumor activity of T cells. This will be Janux’s first program derived from its TRACIr platform.

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Strengthened Board of Directors with appointment of Ron Barrett, Ph.D., and Alana McNulty. Dr. Barrett is a scientist entrepreneur with more than 30 years of experience in the biopharmaceutical industry as a co-founder and leader of biopharmaceutical companies and has been responsible for advancing research that led to FDA approval of three drugs. Ms. McNulty has more than 30 years of experience in finance and business development for private and publicly traded biopharmaceutical companies, playing a key role over her career in a breadth of strategic transactions.

THIRD QUARTER 2021 FINANCIAL HIGHLIGHTS:

•
Cash and cash equivalents and short-term investments: As of September 30, 2021, Janux reported cash and cash equivalents and short-term investments of $387.5 million, compared to $7.8 million at December 31, 2020.

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Research and development expenses: Research and development expenses for the quarter ended September 30, 2021 were $8.4 million, compared to $0.8 million for the comparable period in 2020. The increase in research and development expenses in 2021 was primarily attributable to the development of Janux's platform technologies and programs. Janux also incurred additional personnel-related expenses, including stock-based compensation, as operations grew in support of program advances.

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General and administrative expenses: General and administrative expenses for the quarter ended September 30, 2021 were $3.6 million, compared to $0.4 million for the same period in 2020. The increase in general and administrative expenses was primarily attributable to an increase in personnel-related expenses, including stock-based compensation, due to increased headcount in 2021. The increase in general and administrative expenses were also due to an increase in legal fees, professional fees, and other various general and administrative expenses, as Janux now operates as a public company.

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Net loss: For the quarter ended September 30, 2021, Janux reported a net loss of $10.8 million, compared to a net loss of $1.3 million for the comparable period in 2020.

About Janux Therapeutics

Janux Therapeutics is an innovative biopharmaceutical company developing next-generation therapeutics based on applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms to better treat patients suffering from cancer. Janux’s initial focus is on developing a novel class of T cell engagers (TCEs), and its lead product candidates are designed to target clinically validated drug targets. While TCE therapeutics have displayed potent anti-tumor activity in hematological cancers, developing TCEs to treat solid tumors have faced challenges due to the limitations of prior TCE technologies, namely (i) overactivation of the immune system leading to cytokine release syndrome, (ii) on-target, healthy tissue toxicities, and (iii) poor pharmacokinetics leading to short half-life. Janux is using its TRACTr platform technology to engineer product candidates designed to overcome these limitations. Janux is developing a broad pipeline with lead TRACTr programs targeting prostate-specific membrane antigen (PSMA), epidermal growth factor receptor (EGFR), and trophoblast cell surface antigen 2 (TROP2), and its lead TRACIr program targeting PD-L1xCD28, with all of its programs currently in the IND-enabling or discovery stage. For more info, www.januxrx.com.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, the progress and expected timing of Janux’s drug development programs, and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091

Investors:

Christina Tartaglia

Stern Investor Relations, Inc.

christina@sternir.com

(212) 362-1200

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2021	December 31, 2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$39,389	$7,813
Short-term investments	348,118	—
Accounts receivable	—	8,000
Prepaid expenses and other current assets	2,081	249
Total current assets	389,588	16,062
Property and equipment, net	1,118	155
Operating lease right-of-use assets	238	—
Other long-term assets	140	—
Total assets	$391,084	$16,217

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,613	$428
Accrued liabilities	2,030	751
Current portion of deferred revenue	5,264	1,950
Unvested stock liabilities	1,352	52
Current portion of operating lease liabilities	212	—
Total current liabilities	12,471	3,181
Deferred revenue, net of current portion	1,840	6,050
Operating lease liabilities, net of current portion	23	—
Total liabilities	14,334	9,231
Convertible preferred stock	—	21,624
Total stockholders’ equity (deficit)	376,750	(14,638)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$391,084	$16,217

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Collaboration revenue	$1,159	$—	$2,021	$—
Operating expenses:
Research and development	8,406	834	15,068	2,056
General and administrative	3,656	422	6,392	1,132
Total operating expenses	12,062	1,256	21,460	3,188
Loss from operations	(10,903)	(1,256)	(19,439)	(3,188)
Total other income (expense)	137	—	183	(1,941)
Net loss	$(10,766)	$(1,256)	$(19,256)	$(5,129)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	7	—	24	—
Comprehensive loss	$(10,759)	$(1,256)	$(19,232)	$(5,129)
Net loss per common share, basic and diluted	$(0.26)	$(1.33)	$(1.10)	$(5.79)
Weighted-average shares of common stock outstanding, basic and diluted	41,134,102	943,634	17,572,807	885,486